Exhibit 99.A

 EXHIBIT A

to

Schedule 13D

JOINT FILING AGREEMENT

        The undersigned hereby agree that the statement on Schedule 13D dated June 18, 2004, with respect to the Common Stock of Falcon Products, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

        This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of June 18, 2004.

Oaktree Capital Management, LLC

By:	/s/ John B. Frank
Name:	John B. Frank
Title:	Principal and General Counsel

By:	/s/ Jordon L. Kruse
Name:	Jordon L. Kruse
Title:	Vice President

OCM Principal Opportunities Fund II, L.P.

By:	Oaktree Capital Management, LLC
Its:	General Partner

	By:	/s/ John B. Frank
	Name:	John B. Frank
	Title:	Principal and General Counsel

	By:	/s/ Jordon L. Kruse
	Name:	Jordon L. Kruse
	Title:	Vice President